EXHIBIT 23.1

Principal Officers:
Keith M. Braaten, P. Eng.
  President & CEO
Jodi L. Anhorn, P. Eng.
  Executive Vice President & COO

Officers / Vice Presidents:
Terry L. Aarsby, P. Eng.
Caralyn P. Bennett, P. Eng.
Leonard L. Herchen, P. Eng.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
Mark Jobin, P. Geol.
John E. Keith, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

LETTER OF CONSENT

We hereby consent to the filing as an exhibit to the annual report on Form 10-K of Ivanhoe Energy Inc. of our report dated February 5, 2014 on the oil reserves of Ivanhoe Energy Inc. relating to the Tamarack Project.

Yours very truly,

GLJ PETROLEUM CONSULTANTS LTD.

“Originally Signed by”

Tracy K. Bellingham, P. Eng.
Senior Engineer

“Originally Signed by”

Caralyn P. Bennett, P. Eng.
Vice President

Dated:  February 5, 2014
Calgary, Alberta
CANADA